SECRETARY OF STATE

                    (THE GREAT SEAL OF THE STATE OF NEVADA)

                                STATE OF NEVADA


                               CORPORATE CHARTER

I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that ULTIMATE SECURIT SYSTEMS CORPORPORATION did on the EEIGHTEENTH day of AUGUST, 1994 file in this office the original Articles of incorporation; that said Articles are now on file end of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                      IN WITNESS WHEREOF, I must hereunto set
                                      my hand and affixed the Great Seal of
                                      State, at my office, in Carson City,
                                      Nevada, this EIGHTEENTH day of AUGUST,
                                      1994



                                          By /s/ (unintelligible)
                                                 Secretary of State

                                          By /s/ Debarah Jennings
                                                 Certification Clerk




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